UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 10, 2021

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road N.E., Suite 1550
Atlanta,	Georgia	30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(404)	639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant's Certifying Accountant.

On June 10, 2021, the Audit Committee of the Board of Directors of Ameris Bancorp (the “Company”) approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and dismissed Crowe LLP as the Company’s independent registered public accounting firm. As of the date of this report, KPMG LLP is in the process of its standard client evaluation procedures and has not accepted the engagement.

The audit reports of Crowe LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and 2019, and through June 10, 2021, there have been no (a) disagreements with Crowe LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) any reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, other than the material weakness in internal control over financial reporting that was previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2020, as amended on March 20, 2020 (as so amended, the “2019 10-K”). In the 2019 10-K, the Company disclosed that it did not maintain effective internal control over financial reporting as of December 31, 2019, based on the criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of a material weakness in internal control over financial reporting related to certain balance sheet reconciliations that was identified and included in Management’s Report on Internal Control Over Financial Reporting for the year ended December 31, 2019. As explained in Management’s Report on Internal Control Over Financial Reporting for the year ended December 31, 2019, subsequent to the conversion of Fidelity Bank’s core system to Ameris Bank’s core system on November 3, 2019, various reconciliations, which were principally related to the acquired indirect auto loan portfolio, were being prepared but reconciling items were not being researched and resolved in a timely manner. As stated in Management’s Report on Internal Control Over Financial Reporting for the year ended December 31, 2020, the remediation of this material weakness was completed in 2020, per the remediation plans disclosed in the 2019 10-K. The Audit Committee engaged in discussions regarding this material weakness and its remediation with Crowe LLP, who has been authorized by the Company to respond fully to inquiries of the Company’s successor accountant concerning this material weakness.

The Company has provided a copy of the foregoing disclosures to Crowe LLP and requested that Crowe LLP furnish the Company with a letter addressed to the Commission stating whether Crowe LLP agrees with the above statements. A copy of Crowe LLP’s letter to the Commission, dated June 15, 2021, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2020 and 2019, and through June 10, 2021, neither the Company, nor anyone on its behalf, consulted with KPMG LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as described in Item 304(a)(1)(iv) of Regulation S-K, or any “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
16.1	Letter from Crowe LLP to the Securities and Exchange Commission dated June 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: June 15, 2021